Exhibit 99.1

TTEC Announces Second Quarter 2022

Financial Results

Second Quarter 2022

Revenue was $604.3 Million

Operating Income was $35.9 Million or 5.9 Percent of Revenue

Non-GAAP $61.2 Million or 10.1 Percent of Revenue

Net Income was $25.2 Million ($46.4 Million Non-GAAP)

Adjusted EBITDA was $84.1 Million or 13.9 Percent of Revenue

Fully Diluted EPS was $0.53 ($0.98 Non-GAAP)

Signs Bookings of $170 Million

Updates Outlook for Full Year 2022

DENVER, August 9, 2022 – TTEC Holdings, Inc. (NASDAQ:TTEC), one of the largest, global CX (customer experience) technology and services innovators for end-to-end digital CX solutions, announced today financial results for the second quarter, ended June 30, 2022.

“We exceeded our second quarter revenue and profit expectations and are confident in the long-term enduring strength of our business,” commented Ken Tuchman, chairman and chief executive officer of TTEC. “Over the years, we have diversified our business by expanding our CX capabilities, global clientele, industry expertise, and geographic footprint. Furthermore, our suite of digitally-enabled customer experience solutions provide the outcomes that our clients need to deliver increased customer value and brand loyalty. Our ability to help attract, retain, serve, and grow profitable customer relationships remains mission critical in any economic cycle. Amidst this dynamic macro environment, we will continue to focus on innovating new digital CX solutions, delivering superior services to our clients, maintaining business agility, and prudently investing for the future.”

SECOND QUARTER 2022 FINANCIAL HIGHLIGHTS

Revenue

•	Second quarter 2022 GAAP revenue increased 8.9 percent to $604.3 million compared to $554.8 million in the prior year period.

•	Foreign exchange had a $10.5 million negative impact on revenue in the second quarter 2022.

Income from Operations

•	Second quarter 2022 GAAP income from operations was $35.9 million, or 5.9 percent of revenue, compared to $65.8 million, or 11.9 percent of revenue in the prior year period.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $61.2 million or 10.1 percent of revenue versus $78.6 million or 14.2 percent for the prior year period.

•	Foreign exchange had a $2.7 million positive impact on Non-GAAP income from operations in the second quarter 2022.

Investor Relations Contact Paul Miller paul.miller@ttec.com +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

Adjusted EBITDA

•	Second quarter 2022 Non-GAAP Adjusted EBITDA was $84.1 million, or 13.9 percent of revenue, compared to $95.7 million, or 17.3 percent of revenue in the prior year period.

Earnings Per Share

•	Second quarter 2022 GAAP fully diluted earnings per share was $0.53 compared to $1.00 for the same period last year.

•	Non-GAAP fully diluted earnings per share was $0.98 compared to $1.27 in the prior year period.

Bookings

•	During the second quarter 2022, TTEC signed an estimated $170 million in annualized contract value compared to $204 million in the prior year period. Second quarter bookings mix was diversified across segments, verticals, and geographies.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the second quarter 2022 was $77.6 million compared to $63.1 million for the second quarter 2021.

•	Capital expenditures in the second quarter 2022 were $19.1 million compared to $12.0 million for the second quarter 2021.

•	As of June 30, 2022, TTEC had cash and cash equivalents of $163.2 million and debt of $934.7 million, resulting in a net debt position of $771.5 million. This compares to a net debt position of $667.8 million for the same period 2021. The increase in net debt is primarily attributable to the Faneuil asset acquisition in April 2022 and capital distributions.

•	As of June 30, 2022, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $425 million compared to $360 million for the same period 2021.

•	TTEC paid a $0.50 per share, or $23.5 million, semi-annual dividend on April 20, 2022 to shareholders of record on March 31, 2022. This dividend represents a 16.3 percent increase over the April 2021 dividend and 6.4 percent over the October 2021 dividend.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for two business segments: TTEC Digital (Digital) and TTEC Engage (Engage). Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Second quarter 2022 GAAP revenue for TTEC Digital increased 8.0 percent to $116.6 million from $108.0 million for the year ago period. Income from operations was $10.9 million or 9.3 percent of revenue compared to operating income of $9.6 million or 8.9 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $17.1 million, or 14.7 percent of revenue compared to operating income of $17.1 million or 15.8 percent of revenue in the prior year period.

Investor Relations Contact Paul Miller paul.miller@ttec.com +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

•	Second quarter 2022 GAAP revenue for TTEC Engage increased 9.1 percent to $487.7 million from $446.8 million for the year ago period. Income from operations was $25.0 million or 5.1 percent of revenue compared to operating income of $56.3 million or 12.6 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $44.1 million, or 9.0 percent of revenue compared to operating income of $61.5 million or 13.8 percent of revenue in the prior year period.

•	Foreign exchange had a $9.7 million negative impact on revenue and $2.5 million positive impact on income from operations.

BUSINESS OUTLOOK

“We are pleased with our second quarter performance, achieving many of our key metrics, closing on a meaningful strategic asset acquisition, and surpassing $600 million in revenue in the second quarter for the first time, representing double-digit top-line growth of 10.8 percent over the same period last year on a constant currency basis, commented Dustin Semach, chief financial officer of TTEC. “Taking it all together, amid a dynamic, rapidly changing macroeconomic environment, we delivered a strong first half of 2022. However, our second half 2022 updated outlook reflects a recent shift in client decision making and moderation in certain verticals’ growth-related volume forecasts.”

Semach continued, “We are helping organizations across the world deliver value-added, outcome-based customer experiences through our digitally-enabled CX technology and service solutions. The investments we are making, the client relationships we have built, and our talented leadership and teams position us well to navigate the dynamic environment ahead of us.”

Investor Relations Contact Paul Miller paul.miller@ttec.com +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

	Third Quarter 2022 Guidance	Full Year 2022 Updated Guidance
Revenue	$575M — $585M	$2,399M — $2,429M
Non-GAAP adjusted EBITDA	$63M — $69M	$312M — $328M
Non-GAAP adjusted EBITDA margins	11.0% — 11.8%	13.0% — 13.5%
Non-GAAP operating income	$46M — $52M	$236M — $252M
Non-GAAP operating income margins	8.0% — 8.9%	9.8% — 10.4%
Interest expense, net	($10M) — ($11M)	($32M) — ($33M)
Effective tax rate	23% — 25%	22% — 24%
Diluted share count	47.4M — 47.8M	47.4M — 47.8M
Non-GAAP earnings per a share	$0.56 — $0.65	$3.40 — $3.66

Engage Full Year 2022 outlook
	Third Quarter 2022 Guidance	Full Year 2022 Updated Guidance
Revenue	$461M — $467M	$1,938M — $1,958M
Non-GAAP adjusted EBITDA	$46M — $50M	$240M — $250M
Non-GAAP adjusted EBITDA margins	10.0% — 10.7%	12.4% — 12.7%
Non-GAAP operating income	$32M — $36M	$177M — $187M
Non-GAAP operating income margins	6.9% — 7.7%	9.1% — 9.5%

Digital Full Year 2022 outlook
	Third Quarter 2022 Guidance	Full Year 2022 Updated Guidance
Revenue	$114M — $118M	$461M — $471M
Non-GAAP adjusted EBITDA	$17M — $19M	$72M — $78M
Non-GAAP adjusted EBITDA margins	15.1% — 16.3%	15.6% — 16.5%
Non-GAAP operating income	$14M — $16M	$59M — $65M
Non-GAAP operating income margins	12.4% — 13.7%	12.9% — 13.9%

Investor Relations Contact Paul Miller paul.miller@ttec.com +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

The Company has not quantitatively reconciled its guidance for Non-GAAP operating income margins, Non-GAAP adjusted EBITDA margins, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including asset impairment, restructuring and integration charges, cybersecurity incident-related costs, gains or losses on the sale of business units or other assets, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income margins, net income margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s 2022 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

ABOUT TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is one of the largest, global CX (customer experience) technology and services innovators for end-to-end, digital CX solutions. The Company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform.  Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the Company’s Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions.  The Company’s Engage business delivers digital customer engagement, customer acquisition & growth, content moderation, fraud prevention, and data annotation solutions. Founded in 1982, the Company’s singular obsession with CX excellence has earned it leading client NPS scores across the globe. The Company's nearly 60,000 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com

Investor Relations Contact Paul Miller paul.miller@ttec.com +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. In this release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.  Important factors that could cause our actual results to differ materially from those indicated in the forward looking statements include, among others, the risks related to our business operations and strategy, including the risks related to our strategy execution in a competitive market; our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share; risks inherent in the reliability of our information technology systems; risks related to our information technology infrastructure’s cybersecurity in general, and criminal activity such as ransomware, other malware and data exfiltration or destruction in particular, which can impact our ability to consistently deliver uninterrupted service to our clients; our dependence on third parties for our cloud solutions; risks inherent in our transition to a work from home environment; our ability to attract and retain qualified and skilled personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to identify, acquire and properly integrate acquired businesses in accordance with our strategy; the risk related to our international operations; the risks related to legal and regulatory impact on our operations, including rapidly changing laws that regulate our and our clients’ business, such as data privacy and data protection laws, regulatory changes impacting our healthcare businesses, financial and public sector specific regulations, our ability to comply with these laws timely and cost effectively; and the cost of wage and hour litigation in the United States; the impact of the COVID-19 pandemic and post-pandemic economic and regulatory realities on our business and our clients’ business; and risks inherent in our equity structure including our controlling shareholder risk, and Delaware choice of dispute resolution risks.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

Investor Relations Contact Paul Miller paul.miller@ttec.com +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$604,250	$554,794	$1,192,976	$1,094,013

Operating Expenses:
Cost of services	463,510	400,323	910,725	788,983
Selling, general and administrative	66,766	61,300	131,605	114,057
Depreciation and amortization	26,314	24,916	52,944	45,375
Restructuring charges, net	2,528	1,725	3,148	2,127
Impairment losses	9,248	700	10,360	4,217
Total operating expenses	568,366	488,964	1,108,782	954,759

Income From Operations	35,884	65,830	84,194	139,254

Other income (expense), net	188	(2,104)	(2,118)	(4,525)

Income Before Income Taxes	36,072	63,726	82,076	134,729

Provision for income taxes	(7,274)	(11,353)	(15,308)	(27,332)

Net Income	28,798	52,373	66,768	107,397

Net income attributable to noncontrolling interest	(3,564)	(5,004)	(8,130)	(9,610)

Net Income Attributable to TTEC Stockholders	$25,234	$47,369	$58,638	$97,787

Net Income Per Share

Basic	$0.61	$1.12	$1.42	$2.30

Diluted	$0.61	$1.10	$1.41	$2.27

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.54	$1.01	$1.25	$2.09

Diluted	$0.53	$1.00	$1.24	$2.06

Income From Operations Margin	5.9%	11.9%	7.1%	12.7%
Net Income Margin	4.8%	9.4%	5.6%	9.8%
Net Income Attributable to TTEC Stockholders Margin	4.2%	8.5%	4.9%	8.9%
Effective Tax Rate	20.2%	17.8%	18.7%	20.3%

Weighted Average Shares Outstanding
Basic	47,047	46,840	47,026	46,792
Diluted	47,383	47,409	47,381	47,388

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION
 (In thousands)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue:
TTEC Digital	$116,591	$107,995	$230,174	$171,582
TTEC Engage	487,659	446,799	962,802	922,431
Total	$604,250	$554,794	$1,192,976	$1,094,013

Income From Operations:
TTEC Digital	$10,879	$9,565	$17,226	$13,767
TTEC Engage	25,005	56,265	66,968	125,487
Total	$35,884	$65,830	$84,194	$139,254

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
 (In thousands)
(unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$163,204	$158,205
Accounts receivable, net	391,587	357,310
Other current assets	186,042	182,472
Total current assets	740,833	697,987

Property and equipment, net	167,293	168,404
Operating lease assets	99,731	90,180
Goodwill	810,929	739,481
Other intangibles assets, net	252,943	212,349
Other assets	93,464	88,403

Total assets	$2,165,193	$1,996,804

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$98,241	$70,415
Accrued employee compensation and benefits	148,432	156,324
Deferred revenue	97,740	95,608
Current operating lease liabilities	43,721	44,460
Other current liabilities	73,230	77,589
Total current liabilities	461,364	444,396

Long-term liabilities:
Line of credit	930,000	791,000
Non-current operating lease liabilities	72,288	64,419
Other long-term liabilities	94,750	102,648
Total long-term liabilities	1,097,038	958,067

Redeemable noncontrolling interest	55,752	56,316

Equity:
Common stock	471	470
Additional Paid in Capital	364,251	361,135
Treasury stock	(595,331)	(597,031)
Accumulated other comprehensive income (loss)	(125,450)	(98,426)
Retained earnings	891,185	856,065
Noncontrolling interest	15,913	15,812
Total equity	551,039	538,025

Total liabilities and equity	$2,165,193	$1,996,804

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands)
 (unaudited)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2022	2021
Cash flows from operating activities:
Net income	$66,768	$107,397
Adjustment to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	52,944	45,376
Amortization of contract acquisition costs	1,063	350
Amortization of debt issuance costs	500	447
Imputed interest expense and fair value adjustments to contingent consideration	-	1,046
Provision for credit losses	198	155
Loss on disposal of assets	1,116	386
Impairment losses	10,360	4,217
Deferred income taxes	(9,161)	(5,522)
Excess tax benefit from equity-based awards	(913)	(3,340)
Equity-based compensation expense	7,882	7,399
Loss / (gain) on foreign currency derivatives	224	21
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(38,271)	48,515
Prepaids and other assets	35,866	3,175
Accounts payable and accrued expenses	21,041	(18,062)
Deferred revenue and other liabilities	(58,345)	(58,721)
Net cash provided by operating activities	91,272	132,839

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	102	29
Purchases of property, plant and equipment	(35,790)	(23,593)
Acquisitions	(142,420)	(481,718)
Net cash used in investing activities	(178,108)	(505,282)

Cash flows from financing activities:
Net proceeds / (borrowings) from line of credit	139,000	449,000
Payments on other debt	(1,877)	(3,522)
Payments of contingent consideration and hold back payments to acquisitions	(9,600)	(11,517)
Dividends paid to shareholders	(23,518)	(20,132)
Payments to noncontrolling interest	(7,219)	(5,589)
Tax payments related to the issuance of restricted stock units	(3,065)	(6,680)
Payments of debt issuance costs	-	(1,102)
Net cash used in financing activities	93,721	400,458

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(12,350)	(1,930)

Increase in cash, cash equivalents and restricted cash	(5,465)	26,085
Cash, cash equivalents and restricted cash, beginning of period	180,682	159,015
Cash, cash equivalents and restricted cash, end of period	$175,217	$185,100

TTEC HOLDINGS, INC. AND SUBSIDIARIES
 RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$604,250	$554,794	$1,192,976	$1,094,013

Reconciliation of Adjusted EBITDA:

Net Income	$28,798	$52,373	$66,768	$107,397
Interest income	(271)	(230)	(471)	(409)
Interest expense	6,194	3,381	9,960	5,183
Provision for income taxes	7,274	11,353	15,308	27,332
Depreciation and amortization	26,314	24,916	52,944	45,375
Asset impairment and restructuring charges	11,776	2,425	13,508	6,344
Changes in acquisition contingent consideration	-	169	-	1,046
Grant income for pandemic relief	-	(2,012)	-	(8,044)
Cybersecurity incident related impact, net of insurance recovery	(167)	-	3,669	-
Equity-based compensation expenses	4,143	3,371	7,882	7,399

Adjusted EBITDA	$84,061	$95,746	$169,568	$191,623

Adjusted EBITDA Margin	13.9%	17.3%	14.2%	17.5%

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$28,798	$52,373	$66,768	$107,397
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,314	24,916	52,944	45,375
Other	22,474	(14,237)	(28,440)	(19,933)
Net cash provided by operating activities	77,586	63,052	91,272	132,839

Less - Total Cash Capital Expenditures	19,099	12,028	35,790	23,593

Free Cash Flow	$58,487	$51,024	$55,482	$109,246

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$35,884	$65,830	$84,194	$139,254
Restructuring charges, net	2,528	1,725	3,148	2,127
Impairment losses	9,248	700	10,360	4,217
Grant income for pandemic relief	-	(2,012)	-	(8,044)
Cybersecurity incident related impact, net of insurance recovery	(167)	-	3,669	-
Equity-based compensation expenses	4,143	3,371	7,882	7,399
Amortization of purchased intangibles	9,554	8,968	19,090	13,483

Non-GAAP Income from Operations	$61,190	$78,582	$128,343	$158,436

Non-GAAP Income from Operations Margin	10.1%	14.2%	10.8%	14.5%

Reconciliation of Non-GAAP EPS:

Net Income	$28,798	$52,373	$66,768	$107,397
Add: Asset impairment and restructuring charges	11,776	2,425	13,508	6,344
Add: Equity-based compensation expenses	4,143	3,371	7,882	7,399
Add: Amortization of purchased intangibles	9,554	8,968	19,090	13,483
Add: Cybersecurity incident related impact, net of insurance recovery	(167)	-	3,669	-
Less: Changes in acquisition contingent consideration	-	169	-	1,046
Less: Grant income for pandemic relief	-	(2,012)	-	(8,044)
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(7,671)	(5,072)	(13,525)	(7,677)

Non-GAAP Net Income	$46,433	$60,222	$97,392	$119,948

Diluted shares outstanding	47,383	47,409	47,381	47,388

Non-GAAP EPS	$0.98	$1.27	$2.06	$2.53

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
Reconciliation of Non-GAAP Income from Operations by Segment :	Q2 22	Q2 21	Q2 22	Q2 21	YTD 22	YTD 21	YTD 22	YTD 21
Income from Operations	$25,005	$56,265	$10,879	$9,565	$66,968	$125,487	$17,226	$13,768
Restructuring charges, net	2,415	866	113	859	3,035	1,259	113	867
Impairment losses	9,248	700	-	-	10,360	4,217	-	-
Grant income for pandemic relief	-	(1,906)	-	(106)	-	(7,938)	-	(106)
Cybersecurity incident related impact, net of insurance recovery	(167)	-	-	-	3,669	-	-	-
Equity-based compensation expenses	2,810	2,292	1,333	1,079	5,239	5,033	2,643	2,366
Amortization of purchased intangibles	4,784	3,305	4,770	5,663	7,999	6,614	11,091	6,869

Non-GAAP Income from Operations	$44,095	$61,522	$17,095	$17,060	$97,270	$134,672	$31,073	$23,764

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
Reconciliation of Adjusted EBITDA by Segment :	Q2 22	Q2 21	Q2 22	Q2 21	YTD 22	YTD 21	YTD 22	YTD 21
Earnings before Income Taxes	$24,814	$54,156	$11,258	$9,569	$64,498	$120,918	$17,578	$13,810
Interest income / expense, net	5,968	3,186	(45)	(33)	9,565	4,848	(76)	(72)
Depreciation and amortization	18,480	16,427	7,834	8,489	35,698	32,999	17,246	12,376
Asset impairment and restructuring charges	11,663	1,566	113	859	13,395	5,476	113	867
Grant income for pandemic relief	-	(1,906)	-	(106)	-	(7,938)	-	(106)
Changes in acquisition contingent consideration	-	169	-	-	-	1,046	-	-
Cybersecurity incident related impact, net of insurance recovery	(167)	-	-	-	3,669	-	-	-
Equity-based compensation expenses	2,810	2,291	1,333	1,079	5,239	5,033	2,643	2,366

Adjusted EBITDA	$63,568	$75,889	$20,493	$19,857	$132,064	$162,382	$37,504	$29,241